Exhibit A

to

Plan of Distribution

Pursuant to Rule 12b-1

of

Diamond Hill Funds

Fund Name	Share Class	Distribution Fee (annual rate expressed as a percentage of the average daily net assets of each Class of Shares)
Diamond Hill Financial Long-Short Fund	Class A	0.25%
	Class C	1.00%
Diamond Hill Large Cap Fund	Class A	0.25%
	Class C	1.00%
Diamond Hill Long-Short Fund	Class A	0.25%
	Class C	1.00%
Diamond Hill Strategic Income Fund	Class A	0.25%
	Class C	1.00%
Diamond Hill Small Cap Fund	Class A	0.25%
	Class C	1.00%
Diamond Hill Small-Mid Cap Fund	Class A	0.25%
	Class C	1.00%
Diamond Hill Select Fund	Class A	0.25%
	Class C	1.00%
Diamond Hill Research Opportunities Fund	Class A	0.25%
	Class C	1.00%
Diamond Hill Mid Cap Fund	Class A	0.25%
	Class C	1.00%

Dated as of: November 21, 2013

Diamond Hill Funds

/s/ James F. Laird
James F. Laird, President